UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2014

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”) was held on April 30, 2014 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting described in the Company’s definitive proxy statement, and the number of votes cast for or against each matter, as well as the number of abstentions and broker non-votes as to each matter, where applicable, are as set forth below. Each proposal was approved by the shareholders.

Proposal 1 – Election of directors

The three nominees named in the definitive proxy statement were elected to serve as Group 1 directors until the 2017 annual meeting or until his/her successor is duly elected or qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-votes
Adamina Soto-Martinez	17,797,209	888,114	66,664	1,291,007
Jorge L. Fuentes-Benejam	17,663,523	937,361	151,103	1,291,007
Francisco J. Tonare1y-Barreto	17,755,099	856,337	140,551	1,291,007

Proposal 2 – Ratification of the selection of the independent registered public accounting firm

The shareholders ratified the selection of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for 2014. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
19,233,885	763,094	46,015	0

Proposal 3 – Advisory vote on the compensation of our named executive officers

The shareholders voted to approve the compensation of the Company’s named executive officers listed in the definitive proxy statement for the Annual Meeting. The shareholder vote is advisory and non-binding. The voting results were as follows:

For	Against	Abstain	Broker Non-votes
17,735,004	809,636	207,347	1,291,007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

May 2, 2014	By:	/s/ Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer